EXHIBIT 5

                            FREDRIKSON & BYRON, P.A.
                       200 South Sixth Street, Suite 4000
                          Minneapolis, Minnesota 55402

                            Telephone: (612) 492-7000
                            Facsimile: (612) 492-7077

                                December 20, 2005

CorVu Corporation
3400 West 66th Street
Edina, Minnesota  55435

      Re:   Registration Statement on Form S-8

Ladies/Gentlemen:

      We are acting as corporate counsel to CorVu Corporation (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 52,940 shares (the "Shares") of Common Stock issuable pursuant to the Nonqualified Stock Option Agreement between the Company and Ismail Kurdi dated October 24, 2005 (the "Agreement").

      In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

      1.    The Company's Articles of Incorporation, as amended.

      2.    The Company's Bylaws, as amended.

      3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the authorization of the Agreements.

      4.    The Agreement.

      5.    The Registration Statement.
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      Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

      1. The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

      2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             FREDRIKSON & BYRON, P.A.

                                             By   /s/ Barbara Muller
                                               ----------------------
                                                    Barbara Muller